News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853
Analyst Contact: Abby Motsinger
Office: 704.382.7624
November 7, 2024
Duke Energy reports third-quarter 2024 financial results
▪Third-quarter 2024 reported EPS of $1.60 and adjusted EPS of $1.62
▪Company restores 5.5 million outages from historic storm season
▪Robust economic development and population migration continue to support long-term growth
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third-quarter 2024 reported EPS of $1.60, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.62. This is compared to reported EPS of $1.59 and adjusted EPS of $1.94 for the third quarter of 2023.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between third-quarter 2024 reported and adjusted EPS includes costs related to the redemption of preferred securities and certain system post-implementation costs as well as results of discontinued operations.
Lower third-quarter 2024 adjusted results were driven by a higher effective tax rate, storm costs, interest expense and depreciation on a growing asset base. These items were partially offset by growth from rate increases and riders.
The company is reaffirming its 2024 adjusted EPS guidance range of $5.85 to $6.10 and trending to the lower half of the range. The company is reaffirming its long-term adjusted EPS growth rate of 5% to 7% through 2028 off the 2024 midpoint of $5.98. Management does not forecast reported GAAP EPS and related long-term growth rates.
“I am proud of the remarkable response from our employees and utility partners to a historic storm season, including three consecutive hurricanes," said Lynn Good, Duke Energy chair and chief executive officer. "Our team’s commitment to our customers was unwavering as they worked around the clock to restore 5.5 million outages as quickly and safely as possible and rebuilt large portions of our system in a matter of days.”
“We’ve continued to build on our track record of constructive regulatory outcomes and are well positioned for a strong finish to the year. Our simplified, fully regulated portfolio of Midwest and Southeast utilities operating in growing jurisdictions will continue to create long-term value for our customers, communities and shareholders.”

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Business segment results
In addition to the following summary of third-quarter 2024 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided at the end of this news release.
The discussion below of third-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third-quarter 2024 segment income of $1,451 million, compared to reported segment income of $1,447 million in the third quarter of 2023. In addition to the drivers outlined below, third-quarter 2024 results include the net impact of charges related to certain system post-implementation costs, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized third-quarter 2024 segment income of $1,464 million, compared to adjusted segment income of $1,531 million in the third quarter of 2023. This represents a decrease of $0.09 per share. Lower quarterly results were primarily due to higher O&M expenses, including storm costs, depreciation on a growing asset base, interest expense and milder weather, partially offset by growth from rate increases and riders as well as higher sales volumes.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized third-quarter 2024 segment loss of $25 million, compared to reported segment income of $15 million in the third quarter of 2023. In addition to the drivers outlined below, third-quarter 2024 results include the net impact of charges related to certain system post-implementation costs, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized third-quarter 2024 segment loss of $22 million, compared to adjusted segment income of $15 million in the third quarter of 2023. This represents a decrease of $0.04 per share. Lower quarterly results were primarily due to higher depreciation and interest.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a third-quarter 2024 segment loss of $222 million, compared to reported segment loss of $59 million in the third quarter of 2023. In addition to the drivers outlined below, third-quarter 2024 results include charges related to preferred redemption costs, which was treated as a special item and excluded from adjusted earnings.

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On an adjusted basis, Other recognized a third-quarter 2024 segment loss of $206 million, compared to adjusted segment loss of $59 million in the third quarter of 2023. This represents a decrease of $0.19 per share. Lower quarterly results were primarily due to a higher effective tax rate.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the third quarter of 2024 was 11.2% compared to 2.8% in the third quarter of 2023. The increase in the effective tax rate was primarily due tax efficiency efforts in the prior year and a decrease in the amortization of excess deferred taxes.
Duke Energy's consolidated adjusted effective tax rate was 11.6% for the third quarter of 2024 compared to 3.9% in the third quarter of 2023. The increase in the effective tax rate was primarily due tax efficiency efforts in the prior year and a decrease in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Storm restoration costs
Total storm restoration costs, including capital expenditures, for hurricanes Helene, Debby and Milton are estimated to be in the range of $2.4 billion to $2.9 billion and are expected to primarily impact Duke Energy Carolinas, Duke Energy Progress and Duke Energy Florida. Total storm restorations costs will be recognized in the third and fourth quarter 2024. These estimates will change as restoration work is completed and additional information is received on actual costs incurred. The majority of the costs will be deferred for future recovery in regulatory assets on the Condensed Consolidated Balance Sheets or relate to capital projects. Recovery mechanisms are in place for each subsidiary registrant and each are considering and executing on all available avenues as quickly as possible to recover storm-related costs, including insurance recovery and the securitization for certain costs, where applicable. Duke Energy Carolinas, Duke Energy Progress and Duke Energy Florida have entered into term loan facilities intended to meet incremental financing needs for a total of $1.75 billion, with an ability to increase the facilities an additional $0.85 billion.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss third-quarter 2024 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair and chief executive officer, Harry Sideris, president, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the U.S. or 929.526.1599 outside the U.S. The confirmation code is 367401. Please call in 10 to 15 minutes prior to the scheduled start time.
A recording of the webcast with transcript will be available on the investors' section of the company’s website on November 8.

Duke Energy News Release    4

Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported earnings (loss) per share to adjusted earnings per share for third-quarter 2024 and 2023 financial results:

(In millions, except per share amounts)	After-Tax Amount	3Q 2024 EPS	3Q 2023 EPS
Earnings Per Share, as reported		$1.60	$1.59
Adjustments to reported EPS:
Third Quarter 2024
System Post-Implementation Costs	$16	$0.02
Preferred Redemption Costs	16	0.02
Discontinued Operations(a)	(22)	(0.03)
Third Quarter 2023
Regulatory Matters	$84		$0.11
Discontinued Operations(a)	190		0.24
Total adjustments(b)		$0.02	$0.35
EPS, adjusted		$1.62	$1.94
(a)    Represents the operating results and net impairment reversal recognized related to the sale of the Commercial Renewables business disposal group.
(b)    Total EPS adjustments may not foot due to rounding.
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.

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Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•System post-implementation costs represents the net impact of charges related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
•Preferred redemption costs represents charges related to the redemption of Series B Preferred Stock.
•Regulatory matters primarily represents impairment charges related to Duke Energy Carolinas' North Carolina rate case settlement and Duke Energy Progress' North Carolina rate case order.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as a measure of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss is a non-GAAP financial measure, as it is based upon segment income and other net loss adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

Duke Energy News Release    6

Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.4 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 54,800 megawatts of energy capacity. Its natural gas utilities serve 1.7 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky.
Duke Energy is executing an ambitious clean energy transition, keeping reliability, affordability and accessibility at the forefront as the company works toward net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company is investing in major electric grid upgrades and cleaner generation, including expanded energy storage, renewables, natural gas and nuclear.
More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including our carbon emission reduction goals;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

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◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;

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◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made, and the Duke Energy Registrants expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	System Post-Implementation Costs		Preferred Redemption Costs		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,451	$13	A	$—		$—		$13	$1,464
Gas Utilities and Infrastructure	(25)	3	B	—		—		3	(22)
Total Reportable Segment Income	1,426	16		—		—		16	1,442
Other	(222)	—		16	C	—		16	(206)
Discontinued Operations	22	—		—		(22)	D	(22)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,226	$16		$16		$(22)		$10	$1,236
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.60	$0.02		$0.02		$(0.03)		$0.02	$1.62
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02. Total EPS adjustments do not cross-foot due to rounding.
A – Net of $4 million tax benefit. $17 million recorded within Operating Revenues on the Condensed Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
B – Net of $1 million tax benefit. $1 million recorded within Operations, maintenance and other and $3 million recorded within Other Income and expenses on the Condensed Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
C – $16 million recorded within Preferred Redemption Costs on the Condensed Consolidated Statements of Operations related to the redemption of Series B Preferred Stock.
D – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 772 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		System Post-Implementation Costs		Preferred Redemption Costs		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,562	$25	A	$13	B	$—		$—		$38	$3,600
Gas Utilities and Infrastructure	265	—		3	C	—		—		3	268
Total Reportable Segment Income	3,827	25		16		—		—		41	3,868
Other	(625)	—				16	D	—		16	(609)
Discontinued Operations	9	—		—		—		(9)	E	(9)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,211	$25		$16		$16		$(9)		$48	$3,259
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.17	$0.03		$0.02		$0.02		$(0.01)		$0.07	$4.24
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02. Total EPS adjustments do not cross-foot due to rounding.
A – Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.
•$33 million recorded within Impairment of assets and other charges, $2 million recorded within Operations, maintenance and other, and an $11 million reduction recorded within Interest Expense on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations related to the South Carolina rate case order.
•$9 million recorded within Impairment of assets and other charges on the Duke Energy Progress' Condensed Consolidated Statement of Operations related to the South Carolina rate case order.
B – Net of $4 million tax benefit. $17 million recorded within Operating Revenues on the Condensed Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
C – Net of $1 million tax benefit. $1 million recorded within Operations, maintenance and other and $3 million recorded within Other Income and expenses on the Condensed Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
D – $16 million recorded within Preferred Redemption Costs on the Condensed Consolidated Statements of Operations related to the redemption of Series B Preferred Stock.
E – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 772 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2023
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,447	$84	A	$—		$84	$1,531
Gas Utilities and Infrastructure	15	—		—		—	15
Total Reportable Segment Income	1,462	84		—		84	1,546
Other	(59)	—		—		—	(59)
Discontinued Operations	(190)	—		190	B	190	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,213	$84		$190		$274	$1,487
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.59	$0.11		$0.24		$0.35	$1.94
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Net of $17 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$62 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated
Statement of Operations primarily related to the North Carolina rate case settlement.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated
Statement of Operations primarily related to the North Carolina rate case order.
B – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2023
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,088	$84	A	$—		$84	$3,172
Gas Utilities and Infrastructure	327	—		—		—	327
Total Reportable Segment Income	3,415	84		—		84	3,499
Other	(388)	—		—		—	(388)
Discontinued Operations	(1,283)	—		1,283	B	1,283	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,744	$84		$1,283		$1,367	$3,111
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$2.27	$0.11		$1.67		$1.78	$4.05
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Net of $17 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$62 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated
Statement of Operations primarily related to the North Carolina rate case settlement.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated
Statement of Operations primarily related to the North Carolina rate case order.
B – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2024
(Dollars in millions)

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,453		$3,856
Regulatory Matters	—		33
System Post-Implementation Costs	21		21
Preferred Redemption Costs	16		16
Noncontrolling Interests	(37)		(79)
Preferred Dividends and Redemption Costs	(55)		(108)
Adjusted Pretax Income	$1,398		$3,739

Reported Income Tax Expense From Continuing Operations	$163	11.2%	$481	12.5%
Regulatory Matters	—		8
System Post-Implementation Costs	5		5
Noncontrolling Interest Portion of Income Taxes(a)	(6)		(14)
Adjusted Tax Expense	$162	11.6%	$480	12.8%

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,515		$3,510
Regulatory Matters	111		111
Noncontrolling Interests	(39)		(92)
Preferred Dividends	(39)		(92)
Adjusted Pretax Income	$1,548		$3,437

Reported Income Tax Expense From Continuing Operations	$42	2.8%	$316	9.0%
Regulatory Matters	27		27
Noncontrolling Interest Portion of Income Taxes(a)	(8)		(17)
Adjusted Tax Expense	$61	3.9%	$326	9.5%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2024 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2023 QTD Reported Earnings Per Share	$1.88	$0.01	$(0.06)	$(0.24)	$1.59
Regulatory Matters	0.11	—	—	—	0.11
Discontinued Operations	—	—	—	0.24	0.24
2023 QTD Adjusted Earnings Per Share	$1.99	$0.01	$(0.06)	$—	$1.94
Weather	(0.03)	—	—	—	(0.03)
Volume	0.03	—	—	—	0.03
Riders and Other Retail Margin(a)	0.05	—	—	—	0.05
Rate case impacts, net(b)	0.07	—	—	—	0.07
Operations and maintenance, net of recoverables(c)	(0.09)	(0.01)	—	—	(0.10)
Interest Expense(d)	(0.04)	(0.01)	(0.04)	—	(0.09)
AFUDC Equity	0.01	—	—	—	0.01
Depreciation and amortization(d)	(0.06)	(0.01)	—	—	(0.07)
Other(e)	(0.03)	(0.01)	(0.15)	—	(0.19)
Total variance	$(0.09)	$(0.04)	$(0.19)	$—	$(0.32)
2024 QTD Adjusted Earnings Per Share	$1.90	$(0.03)	$(0.25)	$—	$1.62
System Post-Implementation Costs	(0.02)	—	—	—	(0.02)
Preferred Redemption Costs	—	—	(0.02)	—	(0.02)
Discontinued Operations	—	—	—	0.03	0.03
2024 QTD Reported Earnings Per Share	$1.88	$(0.03)	$(0.27)	$0.03	$1.60

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 771 million to 772 million. Totals may not foot or cross-foot due to rounding.

(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.04).
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina rates, effective January 2024, and DEC South Carolina rates, effective August 2024, (+$0.05), DEF multiyear rate plan revenue increases (+$0.01) and DEK rates, effective October 2023 (+$0.01).
(c)    Electric Utilities and Infrastructure includes $0.08 of storm costs in the current year.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Other includes a favorable adjustment related to certain allowable tax deductions in the prior year (-$0.16).

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2024 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2023 YTD Reported Earnings Per Share	$4.01	$0.42	$(0.49)	$(1.67)	$2.27
Regulatory Matters	0.11	—	—	—	0.11
Discontinued Operations	—	—	—	1.67	1.67
2023 YTD Adjusted Earnings Per Share	$4.12	$0.42	$(0.49)	$—	$4.05
Weather	0.26	—	—	—	0.26
Volume	0.20	—	—	—	0.20
Riders and Other Retail Margin(a)	0.14	0.04	—	—	0.18
Rate case impacts, net(b)	0.25	0.02	—	—	0.27
Wholesale(c)	0.02	—	—	—	0.02
Operations and maintenance, net of recoverables(d)	(0.07)	(0.03)	—	—	(0.10)
Interest Expense(e)	(0.12)	(0.03)	(0.11)	—	(0.26)
AFUDC Equity	0.04	—	—	—	0.04
Depreciation and amortization(e)	(0.17)	(0.03)	—	—	(0.20)
Other(f)	(0.01)	(0.04)	(0.17)	—	(0.22)
Total variance	$0.54	$(0.07)	$(0.28)	$—	$0.19
2024 YTD Adjusted Earnings Per Share	$4.66	$0.35	$(0.77)	$—	$4.24
Regulatory Matters	(0.03)	—	—	—	(0.03)
System Post-Implementation Costs	(0.02)	—	—	—	(0.02)
Preferred Redemption Costs	—	—	(0.02)	—	(0.02)
Discontinued Operations	—	—	—	0.01	0.01
2024 YTD Reported Earnings Per Share	$4.61	$0.35	$(0.79)	$0.01	$4.17

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 771 million to 772 million. Totals may not foot or cross-foot due to rounding.

(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.12). Gas Utilities and Infrastructure includes higher revenues from Tennessee ARM (+$0.02), riders and customer growth.
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina rates, effective January 2024, and DEC South Carolina rates, effective August 2024 (+$0.18), DEP South Carolina rates, effective April 2023 and DEP North Carolina rates, effective October 2023 (+$0.05) and DEK rates, effective October 2023 (+$0.02), partially offset by the impact of lower DOE nuclear fuel storage funding, net of DEF multiyear rate plan revenue increases (-$0.01). Gas Utilities and Infrastructure includes impacts from DEO rates, effective November 2023.
(c)    Primarily due to higher capacity rates.
(d)    Electric Utilities and Infrastructure includes $0.11 of storm costs in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Other includes a favorable adjustment related to certain allowable tax deductions in the prior year (-$0.16).

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating Revenues
Regulated electric	$7,775	$7,640	$21,253	$20,140
Regulated natural gas	298	284	1,511	1,497
Nonregulated electric and other	81	70	233	211
Total operating revenues	8,154	7,994	22,997	21,848
Operating Expenses
Fuel used in electric generation and purchased power	2,644	2,571	7,207	6,987
Cost of natural gas	70	57	380	434
Operation, maintenance and other	1,409	1,428	4,108	4,113
Depreciation and amortization	1,516	1,353	4,312	3,913
Property and other taxes	383	394	1,162	1,136
Impairment of assets and other charges	(5)	88	39	96
Total operating expenses	6,017	5,891	17,208	16,679
Gains on Sales of Other Assets and Other, net	7	8	25	46
Operating Income	2,144	2,111	5,814	5,215
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	15	45	53	85
Other income and expenses, net	166	133	502	431
Total other income and expenses	181	178	555	516
Interest Expense	872	774	2,513	2,221
Income From Continuing Operations Before Income Taxes	1,453	1,515	3,856	3,510
Income Tax Expense From Continuing Operations	163	42	481	316
Income From Continuing Operations	1,290	1,473	3,375	3,194
Income (Loss) From Discontinued Operations, net of tax	25	(152)	12	(1,316)
Net Income	1,315	1,321	3,387	1,878
Less: Net Income Attributable to Noncontrolling Interests	34	69	68	42
Net Income Attributable to Duke Energy Corporation	1,281	1,252	3,319	1,836
Less: Preferred Dividends	39	39	92	92
Less: Preferred Redemption Costs	16	—	16	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,226	$1,213	$3,211	$1,744

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.57	$1.83	$4.16	$3.94
Income (loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$0.03	$(0.24)	$0.01	$(1.67)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.60	$1.59	$4.17	$2.27
Weighted average shares outstanding
Basic	772	771	772	771
Diluted	773	771	772	771

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$376	$253
Receivables (net of allowance for doubtful accounts of $127 at 2024 and $55 at 2023)	2,161	1,112
Receivables of VIEs (net of allowance for doubtful accounts of $91 at 2024 and $150 at 2023)	1,971	3,019
Receivable from sales of Commercial Renewables Disposal Groups	545	—
Inventory (includes $477 at 2024 and $462 at 2023 related to VIEs)	4,338	4,292
Regulatory assets (includes $119 at 2024 and $110 at 2023 related to VIEs)	2,300	3,648
Assets held for sale	4	14
Other (includes $76 at 2024 and $90 at 2023 related to VIEs)	447	431
Total current assets	12,142	12,769
Property, Plant and Equipment
Cost	179,542	171,353
Accumulated depreciation and amortization	(58,146)	(56,038)
Net property, plant and equipment	121,396	115,315
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,716 at 2024 and $1,642 at 2023 related to VIEs)	13,778	13,618
Nuclear decommissioning trust funds	11,511	10,143
Operating lease right-of-use assets, net	1,146	1,092
Investments in equity method unconsolidated affiliates	477	492
Assets held for sale	81	$197
Other	3,732	3,964
Total other noncurrent assets	50,028	48,809
Total Assets	$183,566	$176,893
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $212 at 2024 and $188 at 2023 related to VIEs)	$3,953	$4,228
Notes payable and commercial paper	3,947	4,288
Taxes accrued	1,016	816
Interest accrued	809	745
Current maturities of long-term debt (includes $1,012 at 2024 and $428 at 2023 related to VIEs)	3,597	2,800
Asset retirement obligations	639	596
Regulatory liabilities	1,267	1,369
Liabilities associated with assets held for sale	77	122
Other	2,122	2,319
Total current liabilities	17,427	17,283
Long-Term Debt (includes $1,842 at 2024 and $3,000 at 2023 related to VIEs)	76,524	72,452
Other Noncurrent Liabilities
Deferred income taxes	10,859	10,556
Asset retirement obligations	9,511	8,560
Regulatory liabilities	14,926	14,039
Operating lease liabilities	956	917
Accrued pension and other post-retirement benefit costs	432	485
Investment tax credits	866	864
Liabilities associated with assets held for sale	85	$157
Other (includes $33 at 2024 and $35 at 2023 related to VIEs)	1,731	1,393
Total other noncurrent liabilities	39,366	36,971
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2024 and 2023	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized; 0 and 1 million shares outstanding at 2024 and 2023	—	989
Common stock, $0.001 par value, 2 billion shares authorized; 772 million and 771 million shares outstanding at 2024 and 2023	1	1
Additional paid-in capital	45,060	44,920
Retained earnings	3,052	2,235
Accumulated other comprehensive income (loss)	47	(6)
Total Duke Energy Corporation stockholders' equity	49,133	49,112
Noncontrolling interests	1,116	1,075
Total equity	50,249	50,187
Total Liabilities and Equity	$183,566	$176,893

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,387	$1,878
Adjustments to reconcile net income to net cash provided by operating activities	5,564	5,431
Net cash provided by operating activities	8,951	7,309

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(9,851)	(9,751)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	990	2,413

Net increase (decrease) in cash, cash equivalents and restricted cash	90	(29)
Cash, cash equivalents and restricted cash at beginning of period	357	603
Cash, cash equivalents and restricted cash at end of period	$447	$574

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,792	$—	$—	$(17)	$7,775
Regulated natural gas	—	321	—	(23)	298
Nonregulated electric and other	60	11	42	(32)	81
Total operating revenues	7,852	332	42	(72)	8,154
Operating Expenses
Fuel used in electric generation and purchased power	2,664	—	—	(20)	2,644
Cost of natural gas	—	70	—	—	70
Operation, maintenance and other	1,387	113	(44)	(47)	1,409
Depreciation and amortization	1,352	100	72	(8)	1,516
Property and other taxes	345	36	3	(1)	383
Impairment of assets and other charges	(5)	—	—	—	(5)
Total operating expenses	5,743	319	31	(76)	6,017
Gains on Sales of Other Assets and Other, net	2	—	5	—	7
Operating Income	2,111	13	16	4	2,144
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	3	10	—	15
Other income and expenses, net	127	12	62	(35)	166
Total Other Income and Expenses	129	15	72	(35)	181
Interest Expense	514	67	321	(30)	872
Income (Loss) from Continuing Operations before Income Taxes	1,726	(39)	(233)	(1)	1,453
Income Tax Expense (Benefit) from Continuing Operations	244	(14)	(66)	(1)	163
Income (Loss) from Continuing Operations	1,482	(25)	(167)	—	1,290
Less: Net Income Attributable to Noncontrolling Interest	31	—	—	—	31
Net Income (Loss) Attributable to Duke Energy Corporation	1,451	(25)	(167)	—	1,259
Less: Preferred Dividends	—	—	39	—	39
Less: Preferred Redemption Costs	—	—	16	—	16
Segment Income (Loss)/Other Net Loss	$1,451	$(25)	$(222)	$—	$1,204
Discontinued Operations					22
Net Income Available to Duke Energy Corporation Common Stockholders					$1,226

Segment Income (Loss)/Other Net Loss	$1,451	$(25)	$(222)	$—	$1,204
Special Items	13	3	16	—	32
Adjusted Earnings(a)	$1,464	$(22)	$(206)	$—	$1,236
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$21,305	$—	$—	$(52)	$21,253
Regulated natural gas	—	1,579	—	(68)	1,511
Nonregulated electric and other	170	36	120	(93)	233
Total operating revenues	21,475	1,615	120	(213)	22,997
Operating Expenses
Fuel used in electric generation and purchased power	7,266	—	—	(59)	7,207
Cost of natural gas	—	380	—	—	380
Operation, maintenance and other	3,965	359	(70)	(146)	4,108
Depreciation and amortization	3,823	294	216	(21)	4,312
Property and other taxes	1,033	120	10	(1)	1,162
Impairment of assets and other charges	38	—	1	—	39
Total operating expenses	16,125	1,153	157	(227)	17,208
Gains on Sales of Other Assets and Other, net	9	—	16	—	25
Operating Income (Loss)	5,359	462	(21)	14	5,814
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	4	3	46	—	53
Other income and expenses, net	397	46	172	(113)	502
Total Other Income and Expenses	401	49	218	(113)	555
Interest Expense	1,501	189	921	(98)	2,513
Income (Loss) from Continuing Operations before Income Taxes	4,259	322	(724)	(1)	3,856
Income Tax Expense (Benefit) from Continuing Operations	631	57	(207)	—	481
Income (Loss) from Continuing Operations	3,628	265	(517)	(1)	3,375
Less: Net Income Attributable to Noncontrolling Interest	66	—	—	(1)	65
Net Income (Loss) Attributable to Duke Energy Corporation	3,562	265	(517)	—	3,310
Less: Preferred Dividends	—	—	92	—	92
Less: Preferred Redemption Costs	—	—	16	—	16
Segment Income/Other Net Loss	$3,562	$265	$(625)	$—	$3,202
Discontinued Operations					9
Net Income Available to Duke Energy Corporation Common Stockholders					$3,211

Segment Income/Other Net Loss	$3,562	$265	$(625)	$—	$3,202
Special Items	38	3	16	—	57
Adjusted Earnings(a)	$3,600	$268	$(609)	$—	$3,259
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,658	$—	$—	$(18)	$7,640
Regulated natural gas	—	307	—	(23)	284
Nonregulated electric and other	57	6	33	(26)	70
Total operating revenues	7,715	313	33	(67)	7,994
Operating Expenses
Fuel used in electric generation and purchased power	2,591	—	—	(20)	2,571
Cost of natural gas	—	57	—	—	57
Operation, maintenance and other	1,398	103	(29)	(44)	1,428
Depreciation and amortization	1,209	88	63	(7)	1,353
Property and other taxes	392	32	(30)	—	394
Impairment of assets and other charges	88	—	—	—	88
Total operating expenses	5,678	280	4	(71)	5,891
Gains on Sales of Other Assets and Other, net	2	—	5	1	8
Operating Income	2,039	33	34	5	2,111
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	21	22	—	45
Other income and expenses, net	129	18	25	(39)	133
Total Other Income and Expenses	131	39	47	(39)	178
Interest Expense	468	56	283	(33)	774
Income (Loss) from Continuing Operations before Income Taxes	1,702	16	(202)	(1)	1,515
Income Tax Expense (Benefit) from Continuing Operations	224	1	(182)	(1)	42
Income (Loss) from Continuing Operations	1,478	15	(20)	—	1,473
Less: Net Income Attributable to Noncontrolling Interest	31	—	—	—	31
Net Income (Loss) Attributable to Duke Energy Corporation	1,447	15	(20)	—	1,442
Less: Preferred Dividends	—	—	39	—	39
Segment Income/Other Net Loss	$1,447	$15	$(59)	$—	$1,403
Discontinued Operations					(190)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,213

Segment Income/Other Net Loss	$1,447	$15	$(59)	$—	$1,403
Other Adjustments	84	—	—	—	84
Adjusted Earnings(a)	$1,531	$15	$(59)	$—	$1,487
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$20,190	$—	$—	$(50)	$20,140
Regulated natural gas	—	1,565	—	(68)	1,497
Nonregulated electric and other	173	18	98	(78)	211
Total operating revenues	20,363	1,583	98	(196)	21,848
Operating Expenses
Fuel used in electric generation and purchased power	7,045	—	—	(58)	6,987
Cost of natural gas	—	434	—	—	434
Operation, maintenance and other	4,008	332	(97)	(130)	4,113
Depreciation and amortization	3,493	257	184	(21)	3,913
Property and other taxes	1,077	93	(34)	—	1,136
Impairment of assets and other charges	100	(4)	—	—	96
Total operating expenses	15,723	1,112	53	(209)	16,679
Gains (Losses) on Sales of Other Assets and Other, net	30	(1)	16	1	46
Operating Income	4,670	470	61	14	5,215
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	5	33	47	—	85
Other income and expenses, net	383	53	121	(126)	431
Total Other Income and Expenses	388	86	168	(126)	516
Interest Expense	1,364	158	810	(111)	2,221
Income (Loss) From Continuing Operations Before Income Taxes	3,694	398	(581)	(1)	3,510
Income Tax Expense (Benefit) from Continuing Operations	531	71	(285)	(1)	316
Income (Loss) from Continuing Operations	3,163	327	(296)	—	3,194
Less: Net Income Attributable to Noncontrolling Interest	75	—	—	—	75
Net Income (Loss) Attributable to Duke Energy Corporation	3,088	327	(296)	—	3,119
Less: Preferred Dividends	—	—	92	—	92
Segment Income/Other Net Loss	$3,088	$327	$(388)	$—	$3,027
Discontinued Operations					(1,283)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,744

Segment Income/Other Net Loss	$3,088	$327	$(388)	$—	$3,027
Special Items	84	—	—	—	84
Adjusted Earnings(a)	$3,172	$327	$(388)	$—	$3,111
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$90	$40	$246	$—	$376
Receivables, net	1,960	183	18	—	2,161
Receivables of variable interest entities, net	1,971	—	—	—	1,971
Receivables from affiliated companies	73	78	708	(859)	—
Receivable from sales of Commercial Renewables Disposal Groups	—	—	545	—	545
Notes receivable from affiliated companies	111	9	1,376	(1,496)	—
Inventory	4,225	75	38	—	4,338
Regulatory assets	2,018	192	90	—	2,300
Assets held for sale	—	—	4	—	4
Other	229	105	141	(28)	447
Total current assets	10,677	682	3,166	(2,383)	12,142
Property, Plant and Equipment
Cost	159,022	17,512	3,089	(81)	179,542
Accumulated depreciation and amortization	(52,745)	(3,573)	(1,827)	(1)	(58,146)
Net property, plant and equipment	106,277	13,939	1,262	(82)	121,396
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,478	820	480	—	13,778
Nuclear decommissioning trust funds	11,511	—	—	—	11,511
Operating lease right-of-use assets, net	778	4	363	1	1,146
Investments in equity method unconsolidated affiliates	98	243	136	—	477
Investment in consolidated subsidiaries	468	6	73,870	(74,344)	—
Assets held for sale	—	—	81	—	81
Other	2,567	328	1,464	(627)	3,732
Total other noncurrent assets	45,279	3,325	76,394	(74,970)	50,028
Total Assets	162,233	17,946	80,822	(77,435)	183,566
Segment reclassifications, intercompany balances and other	(762)	(94)	(76,579)	77,435	—
Segment Assets	$161,471	$17,852	$4,243	$—	$183,566

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,194	$242	$517	$—	$3,953
Accounts payable to affiliated companies	614	48	176	(838)	—
Notes payable to affiliated companies	855	582	59	(1,496)	—
Notes payable and commercial paper	—	—	3,947	—	3,947
Taxes accrued	1,093	38	(115)	—	1,016
Interest accrued	490	60	259	—	809
Current maturities of long-term debt	2,027	208	1,368	(6)	3,597
Asset retirement obligations	639	—	—	—	639
Regulatory liabilities	1,148	119	—	—	1,267
Liabilities associated with assets held for sale	—	—	77	—	77
Other	1,623	83	465	(49)	2,122
Total current liabilities	11,683	1,380	6,753	(2,389)	17,427
Long-Term Debt	45,516	4,758	26,326	(76)	76,524
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,988	1,511	(2,641)	1	10,859
Asset retirement obligations	9,423	88	—	—	9,511
Regulatory liabilities	13,684	1,212	30	—	14,926
Operating lease liabilities	691	8	257	—	956
Accrued pension and other post-retirement benefit costs	196	29	207	—	432
Investment tax credits	865	1	—	—	866
Liabilities associated with assets held for sale	—	—	85	—	85
Other	1,145	216	559	(189)	1,731
Total other noncurrent liabilities	37,992	3,065	(1,503)	(188)	39,366
Equity
Total Duke Energy Corporation stockholders' equity	65,334	8,728	49,227	(74,156)	49,133
Noncontrolling interests	1,090	8	19	(1)	1,116
Total equity	66,424	8,736	49,246	(74,157)	50,249
Total Liabilities and Equity	162,233	17,946	80,822	(77,435)	183,566
Segment reclassifications, intercompany balances and other	(762)	(94)	(76,579)	77,435	—
Segment Liabilities and Equity	$161,471	$17,852	$4,243	$—	$183,566

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,707	$1,914	$1,940	$497	$836	$(42)	$7,852
Operating Expenses
Fuel used in electric generation and purchased power	922	679	705	146	267	(55)	2,664
Operation, maintenance and other	461	374	272	106	169	5	1,387
Depreciation and amortization	472	354	286	70	166	4	1,352
Property and other taxes	88	43	127	79	7	1	345
Impairment of assets and other charges	(2)	(3)	—	—	—	—	(5)
Total operating expenses	1,941	1,447	1,390	401	609	(45)	5,743
Gains on Sales of Other Assets and Other, net	—	1	1	—	—	—	2
Operating Income	766	468	551	96	227	3	2,111
Other Income and Expenses, net(b)	59	31	20	3	15	1	129
Interest Expense	189	127	114	32	58	(6)	514
Income Before Income Taxes	636	372	457	67	184	10	1,726
Income Tax Expense	50	48	94	10	29	13	244
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	31	31
Segment Income	$586	$324	$363	$57	$155	$(34)	$1,451
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $27 million for Duke Energy Carolinas, $17 million for Duke Energy Progress, $3 million for Duke Energy Florida and $6 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$7,411	$5,338	$5,092	$1,431	$2,342	$(139)	$21,475
Operating Expenses
Fuel used in electric generation and purchased power	2,531	1,896	1,833	416	761	(171)	7,266
Operation, maintenance and other	1,335	1,063	770	287	508	2	3,965
Depreciation and amortization	1,306	999	796	201	507	14	3,823
Property and other taxes	271	144	350	230	37	1	1,033
Impairment of assets and other charges	32	6	—	—	—	—	38
Total operating expenses	5,475	4,108	3,749	1,134	1,813	(154)	16,125
Gains on Sales of Other Assets and Other, net	1	2	2	—	—	4	9
Operating Income	1,937	1,232	1,345	297	529	19	5,359
Other Income and Expenses, net(b)	183	102	64	10	44	(2)	401
Interest Expense	537	370	339	93	173	(11)	1,501
Income Before Income Taxes	1,583	964	1,070	214	400	28	4,259
Income Tax Expense	159	137	214	33	65	23	631
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	66	66
Segment Income	$1,424	$827	$856	$181	$335	$(61)	$3,562
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $85 million for Duke Energy Carolinas, $44 million for Duke Energy Progress, $11 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $13 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$13	$46	$16	$5	$8	$2	$90
Receivables, net	250	178	760	346	416	10	1,960
Receivables of variable interest entities, net	1,149	822	—	—	—	—	1,971
Receivables from affiliated companies	202	14	2	23	5	(173)	73
Notes receivable from affiliated companies	177	—	—	23	—	(89)	111
Inventory	1,482	1,320	686	156	580	1	4,225
Regulatory assets	927	691	261	36	105	(2)	2,018
Other	48	62	40	10	77	(8)	229
Total current assets	4,248	3,133	1,765	599	1,191	(259)	10,677
Property, Plant and Equipment
Cost	58,465	41,720	29,924	8,963	19,896	54	159,022
Accumulated depreciation and amortization	(20,026)	(15,947)	(7,496)	(2,472)	(6,836)	32	(52,745)
Net property, plant and equipment	38,439	25,773	22,428	6,491	13,060	86	106,277
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,867	4,489	2,071	380	1,013	658	12,478
Nuclear decommissioning trust funds	6,505	4,657	349	—	—	—	11,511
Operating lease right-of-use assets, net	85	353	290	7	42	1	778
Investments in equity method unconsolidated affiliates	—	—	1	—	—	97	98
Investment in consolidated subsidiaries	54	9	2	402	1	—	468
Other	1,165	719	496	70	383	(266)	2,567
Total other noncurrent assets	11,676	10,227	3,209	1,455	1,439	17,273	45,279
Total Assets	54,363	39,133	27,402	8,545	15,690	17,100	162,233
Segment reclassifications, intercompany balances and other	(444)	(111)	(12)	(449)	(8)	262	(762)
Reportable Segment Assets	$53,919	$39,022	$27,390	$8,096	$15,682	$17,362	$161,471
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2024
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,302	$502	$882	$245	$261	$2	$3,194
Accounts payable to affiliated companies	230	322	127	19	61	(145)	614
Notes payable to affiliated companies	—	610	195	127	11	(88)	855
Taxes accrued	386	194	238	211	61	3	1,093
Interest accrued	158	86	127	44	74	1	490
Current maturities of long-term debt	520	983	436	93	4	(9)	2,027
Asset retirement obligations	253	225	2	7	152	—	639
Regulatory liabilities	576	295	82	30	165	—	1,148
Other	589	442	331	64	198	(1)	1,623
Total current liabilities	4,014	3,659	2,420	840	987	(237)	11,683
Long-Term Debt	16,212	11,190	9,812	3,205	4,647	450	45,516
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,137	2,560	2,767	870	1,571	83	11,988
Asset retirement obligations	3,727	4,293	203	69	1,126	5	9,423
Regulatory liabilities	6,586	4,778	700	233	1,411	(24)	13,684
Operating lease liabilities	75	337	234	7	38	—	691
Accrued pension and other post-retirement benefit costs	45	138	92	70	94	(243)	196
Investment tax credits	302	130	242	5	186	—	865
Other	653	271	160	59	15	(13)	1,145
Total other noncurrent liabilities	15,525	12,507	4,398	1,313	4,441	(192)	37,992
Equity
Total Duke Energy Corporation stockholders equity	18,312	11,627	10,772	3,169	5,465	15,989	65,334
Noncontrolling interests(c)	—	—	—	—	—	1,090	1,090
Total equity	18,312	11,627	10,772	3,169	5,465	17,079	66,424
Total Liabilities and Equity	54,363	39,133	27,402	8,545	15,690	17,100	162,233
Segment reclassifications, intercompany balances and other	(444)	(111)	(12)	(449)	(8)	262	(762)
Reportable Segment Liabilities and Equity	$53,919	$39,022	$27,390	$8,096	$15,682	$17,362	$161,471
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$108	$219	$4	$1	$332
Operating Expenses
Cost of natural gas	18	52	—	—	70
Operation, maintenance and other	25	86	2	—	113
Depreciation and amortization	32	65	2	1	100
Property and other taxes	20	16	—	—	36
Total operating expenses	95	219	4	1	319
Losses on Sales of Other Assets and Other, net	—	—	(1)	1	—
Operating Income (Loss)	13	—	(1)	1	13
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	3	—	3
Other income and expenses, net	(1)	12	—	1	12
Total other income and expenses	(1)	12	3	1	15
Interest Expense	18	47	1	1	67
Income (Loss) Before Income Taxes	(6)	(35)	1	1	(39)
Income Tax Expense (Benefit)	(2)	(10)	(3)	1	(14)
Segment Income (Loss)	$(4)	$(25)	$4	$—	$(25)
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$460	$1,139	$15	$1	$1,615
Operating Expenses
Cost of natural gas	100	280	—	—	380
Operation, maintenance and other	87	264	8	—	359
Depreciation and amortization	96	191	6	1	294
Property and other taxes	73	47	—	—	120
Total operating expenses	356	782	14	1	1,153
Operating Income	104	357	1	—	462
Other Income and Expenses, net
Equity in earnings of unconsolidated affiliates	—	—	3	—	3
Other income and expenses, net	3	42	—	1	46
Other Income and Expenses, net	3	42	3	1	49
Interest Expense	50	135	3	1	189
Income Before Income Taxes	57	264	1	—	322
Income Tax Expense (Benefit)	11	48	(2)	—	57
Segment Income	$46	$216	$3	$—	$265
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$4	$33	$—	$40
Receivables, net	55	126	3	(1)	183
Receivables from affiliated companies	—	79	77	(78)	78
Notes receivable from affiliated companies	12	—	—	(3)	9
Inventory	16	58	—	1	75
Regulatory assets	38	154	—	—	192
Other	21	80	6	(2)	105
Total current assets	145	501	119	(83)	682
Property, Plant and Equipment
Cost	4,821	12,618	73	—	17,512
Accumulated depreciation and amortization	(1,168)	(2,397)	(8)	—	(3,573)
Net property, plant and equipment	3,653	10,221	65	—	13,939
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	322	427	—	71	820
Operating lease right-of-use assets, net	1	4	—	(1)	4
Investments in equity method unconsolidated affiliates	—	—	238	5	243
Investment in consolidated subsidiaries	—	—	—	6	6
Other	23	284	18	3	328
Total other noncurrent assets	670	764	256	1,635	3,325
Total Assets	4,468	11,486	440	1,552	17,946
Segment reclassifications, intercompany balances and other	(12)	(80)	(77)	75	(94)
Reportable Segment Assets	$4,456	$11,406	$363	$1,627	$17,852
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2024
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$33	$196	$13	$—	$242
Accounts payable to affiliated companies	4	99	24	(79)	48
Notes payable to affiliated companies	72	513	—	(3)	582
Taxes accrued	26	50	(38)	—	38
Interest accrued	11	50	—	(1)	60
Current maturities of long-term debt	58	150	—	—	208
Regulatory liabilities	28	91	—	—	119
Other	3	74	5	1	83
Total current liabilities	235	1,223	4	(82)	1,380
Long-Term Debt	784	3,853	63	58	4,758
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	455	995	60	1	1,511
Asset retirement obligations	61	27	—	—	88
Regulatory liabilities	242	958	—	12	1,212
Operating lease liabilities	—	8	—	—	8
Accrued pension and other post-retirement benefit costs	23	6	—	—	29
Investment tax credits	—	1	—	—	1
Other	38	175	—	3	216
Total other noncurrent liabilities	819	2,170	60	16	3,065
Equity
Total Duke Energy Corporation stockholders' equity	2,623	4,240	305	1,560	8,728
Noncontrolling interests	—	—	8	—	8
Total equity	2,623	4,240	313	1,560	8,736
Total Liabilities and Equity	4,468	11,486	440	1,552	17,946
Segment reclassifications, intercompany balances and other	(12)	(80)	(77)	75	(94)
Reportable Segment Liabilities and Equity	$4,456	$11,406	$363	$1,627	$17,852
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	26,756	26,154	2.3%	0.7%	69,024	66,505	3.8%	1.5%
General Service	22,952	22,564	1.7%	2.6%	60,544	58,707	3.1%	3.0%
Industrial	12,573	12,672	(0.8%)	(0.7%)	35,847	36,435	(1.6%)	(1.6%)
Other Energy Sales	130	141	(7.8%)	n/a	395	431	(8.4%)	n/a
Unbilled Sales	(1,960)	(1,421)	(37.9%)	n/a	(1,020)	(2,519)	59.5%	n/a
Total Retail Sales	60,451	60,110	0.6%	1.1%	164,790	159,559	3.3%	1.3%
Wholesale and Other	12,281	12,951	(5.2%)		33,528	31,864	5.2%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	72,732	73,061	(0.5%)		198,318	191,423	3.6%

Average Number of Customers (Electric)
Residential	7,430,021	7,267,668	2.2%		7,392,374	7,232,568	2.2%
General Service	1,045,408	1,038,192	0.7%		1,043,696	1,036,602	0.7%
Industrial	15,604	16,064	(2.9%)		15,705	16,167	(2.9%)
Other Energy Sales	23,607	24,070	(1.9%)		23,722	24,158	(1.8%)
Total Retail Customers	8,514,640	8,345,994	2.0%		8,475,497	8,309,495	2.0%
Wholesale and Other	52	49	6.1%		51	48	6.3%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,514,692	8,346,043	2.0%		8,475,548	8,309,543	2.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	11,410	12,723	(10.3%)		30,784	25,375	21.3%
Nuclear	19,150	19,304	(0.8%)		56,182	56,170	—%
Hydro	276	274	0.7%		1,704	1,656	2.9%
Natural Gas and Oil	28,704	26,596	7.9%		71,506	68,443	4.5%
Renewable Energy	942	831	13.4%		2,648	2,204	20.1%
Total Generation(d)	60,482	59,728	1.3%		162,824	153,848	5.8%
Purchased Power and Net Interchange(e)	16,480	17,376	(5.2%)		45,963	47,780	(3.8%)
Total Sources of Energy	76,962	77,104	(0.2%)		208,787	201,628	3.6%
Less: Line Loss and Other	4,230	4,043	4.6%		10,469	10,206	2.6%
Total GWh Sources	72,732	73,061	(0.5%)		198,318	191,422	3.6%

Owned Megawatt (MW) Capacity(c)
Summer					50,241	50,236
Winter					54,782	53,105
Nuclear Capacity Factor (%)(f)					96	96

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	8,843	8,544	3.5%		23,340	22,058	5.8%
General Service	8,725	8,600	1.5%		23,389	22,489	4.0%
Industrial	5,364	5,357	0.1%		15,035	15,061	(0.2%)
Other Energy Sales	65	69	(5.8%)		201	209	(3.8%)
Unbilled Sales	(1,046)	(376)	(178.2%)		(571)	(877)	34.9%
Total Retail Sales	21,951	22,194	(1.1%)	0.1%	61,394	58,940	4.2%	1.8%
Wholesale and Other	2,897	2,616	10.7%		8,326	7,427	12.1%
Total Consolidated Electric Sales – Duke Energy Carolinas	24,848	24,810	0.2%		69,720	66,367	5.1%

Average Number of Customers
Residential	2,496,286	2,434,728	2.5%		2,480,807	2,420,897	2.5%
General Service	402,809	400,286	0.6%		402,306	399,932	0.6%
Industrial	5,941	6,044	(1.7%)		5,956	6,071	(1.9%)
Other Energy Sales	11,009	11,200	(1.7%)		11,064	11,218	(1.4%)
Total Retail Customers	2,916,045	2,852,258	2.2%		2,900,133	2,838,118	2.2%
Wholesale and Other	26	25	4.0%		25	26	(3.8%)
Total Average Number of Customers – Duke Energy Carolinas	2,916,071	2,852,283	2.2%		2,900,158	2,838,144	2.2%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,940	3,589	(18.1%)		8,551	6,522	31.1%
Nuclear	11,157	11,361	(1.8%)		33,886	33,292	1.8%
Hydro	112	79	41.8%		973	842	15.6%
Natural Gas and Oil	8,719	7,618	14.5%		20,779	20,039	3.7%
Renewable Energy	94	102	(7.8%)		266	266	—%
Total Generation(d)	23,022	22,749	1.2%		64,455	60,961	5.7%
Purchased Power and Net Interchange(e)	3,535	3,384	4.5%		9,015	8,641	4.3%
Total Sources of Energy	26,557	26,133	1.6%		73,470	69,602	5.6%
Less: Line Loss and Other	1,709	1,323	29.2%		3,750	3,235	15.9%
Total GWh Sources	24,848	24,810	0.2%		69,720	66,367	5.1%

Owned MW Capacity(c)
Summer					19,429	19,617
Winter					20,476	20,442
Nuclear Capacity Factor (%)(f)					96	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	1	(100.0%)		1,599	1,459	9.6%
Cooling Degree Days	1,029	1,048	(1.8%)		1,656	1,395	18.7%

Variance from Normal
Heating Degree Days	(100.0%)	(95.7%)			(18.1%)	(20.0%)
Cooling Degree Days	1.6%	4.1%			8.3%	(13.2%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,415	5,389	0.5%		14,459	13,852	4.4%
General Service	4,511	4,456	1.2%		11,762	11,354	3.6%
Industrial	2,605	2,559	1.8%		7,146	7,407	(3.5%)
Other Energy Sales	21	21	—%		64	64	—%
Unbilled Sales	(613)	(293)	(109.2%)		(430)	(784)	45.2%
Total Retail Sales	11,939	12,132	(1.6%)	(0.3%)	33,001	31,893	3.5%	1.1%
Wholesale and Other	7,168	7,572	(5.3%)		19,438	18,610	4.4%
Total Consolidated Electric Sales – Duke Energy Progress	19,107	19,704	(3.0%)		52,439	50,503	3.8%

Average Number of Customers
Residential	1,504,584	1,469,046	2.4%		1,495,604	1,460,480	2.4%
General Service	248,517	247,729	0.3%		248,167	247,356	0.3%
Industrial	3,187	3,285	(3.0%)		3,213	3,299	(2.6%)
Other Energy Sales	2,436	2,484	(1.9%)		2,443	2,499	(2.2%)
Total Retail Customers	1,758,724	1,722,544	2.1%		1,749,427	1,713,634	2.1%
Wholesale and Other	8	9	(11.1%)		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,758,732	1,722,553	2.1%		1,749,435	1,713,642	2.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,095	2,933	(28.6%)		6,013	4,390	37.0%
Nuclear	7,993	7,943	0.6%		22,296	22,878	(2.5%)
Hydro	94	90	4.4%		523	523	—%
Natural Gas and Oil	6,919	6,679	3.6%		17,692	17,068	3.7%
Renewable Energy	60	74	(18.9%)		175	203	(13.8%)
Total Generation(d)	17,161	17,719	(3.1%)		46,699	45,062	3.6%
Purchased Power and Net Interchange(e)	2,769	2,827	(2.1%)		7,614	7,381	3.2%
Total Sources of Energy	19,930	20,546	(3.0%)		54,313	52,443	3.6%
Less: Line Loss and Other	823	842	(2.3%)		1,874	1,940	(3.4%)
Total GWh Sources	19,107	19,704	(3.0%)		52,439	50,503	3.8%

Owned MW Capacity(c)
Summer					12,570	12,540
Winter					13,775	13,618
Nuclear Capacity Factor (%)(f)					94	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	3	(100.0%)		1,369	1,197	14.4%
Cooling Degree Days	1,151	1,201	(4.2%)		1,889	1,700	11.1%

Variance from Normal
Heating Degree Days	(100.0%)	(80.6%)			(23.1%)	(25.9%)
Cooling Degree Days	5.8%	3.7%			13.6%	(8.8%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	7,184	7,238	(0.7%)		17,094	17,096	—%
General Service	4,677	4,640	0.8%		12,021	11,942	0.7%
Industrial	853	870	(2.0%)		2,533	2,560	(1.1%)
Other Energy Sales	7	7	—%		22	23	(4.3%)
Unbilled Sales	(138)	(203)	—%		409	257	59.1%
Total Retail Sales	12,583	12,552	0.2%	1.6%	32,079	31,878	0.6%	0.6%
Wholesale and Other	840	1,113	(24.5%)		2,045	2,177	(6.1%)
Total Electric Sales – Duke Energy Florida	13,423	13,665	(1.8%)		34,124	34,055	0.2%

Average Number of Customers
Residential	1,797,878	1,756,933	2.3%		1,789,614	1,748,362	2.4%
General Service	211,547	209,355	1.0%		210,988	209,011	0.9%
Industrial	1,652	1,755	(5.9%)		1,683	1,784	(5.7%)
Other Energy Sales	3,598	3,666	(1.9%)		3,615	3,685	(1.9%)
Total Retail Customers	2,014,675	1,971,709	2.2%		2,005,900	1,962,842	2.2%
Wholesale and Other	13	10	30.0%		13	9	44.4%
Total Average Number of Customers – Duke Energy Florida	2,014,688	1,971,719	2.2%		2,005,913	1,962,851	2.2%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,361	1,473	(7.6%)		2,983	2,984	—%
Natural Gas and Oil	11,348	10,942	3.7%		28,740	27,825	3.3%
Renewable Energy	780	646	20.7%		2,184	1,712	27.6%
Total Generation(d)	13,489	13,061	3.3%		33,907	32,521	4.3%
Purchased Power and Net Interchange(e)	454	1,308	(65.3%)		1,352	2,894	(53.3%)
Total Sources of Energy	13,943	14,369	(3.0%)		35,259	35,415	(0.4%)
Less: Line Loss and Other	520	704	(26.1%)		1,135	1,360	(16.5%)
Total GWh Sources	13,423	13,665	(1.8%)		34,124	34,055	0.2%

Owned MW Capacity(c)
Summer					10,858	10,697
Winter					12,575	11,132

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		294	178	65.2%
Cooling Degree Days	1,656	1,673	(1.0%)		3,092	3,204	(3.5%)

Variance from Normal
Heating Degree Days	—%	—%			(22.4%)	(41.0%)
Cooling Degree Days	11.2%	11.4%			12.2%	7.4%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,745	2,562	7.1%		7,064	6,738	4.8%
General Service	2,670	2,555	4.5%		7,128	6,809	4.7%
Industrial	1,335	1,490	(10.4%)		3,926	4,174	(5.9%)
Other Energy Sales	24	28	(14.3%)		65	86	(24.4%)
Unbilled Sales	(105)	(384)	72.7%		(81)	(373)	78.3%
Total Retail Sales	6,669	6,251	6.7%	3.3%	18,102	17,434	3.8%	0.4%
Wholesale and Other	135	105	28.6%		392	260	50.8%
Total Electric Sales – Duke Energy Ohio	6,804	6,356	7.0%		18,494	17,694	4.5%

Average Number of Customers
Residential	833,621	823,818	1.2%		831,841	822,765	1.1%
General Service	76,150	75,058	1.5%		75,964	74,789	1.6%
Industrial	2,196	2,333	(5.9%)		2,221	2,364	(6.0%)
Other Energy Sales	2,786	2,828	(1.5%)		2,792	2,837	(1.6%)
Total Retail Customers	914,753	904,037	1.2%		912,818	902,755	1.1%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	914,754	904,038	1.2%		912,819	902,756	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	649	751	(13.6%)		1,896	1,743	8.8%
Natural Gas and Oil	120	49	144.9%		265	131	102.3%
Total Generation(d)	769	800	(3.9%)		2,161	1,874	15.3%
Purchased Power and Net Interchange(e)	6,590	5,826	13.1%		18,075	17,471	3.5%
Total Sources of Energy	7,359	6,626	11.1%		20,236	19,345	4.6%
Less: Line Loss and Other	555	270	105.6%		1,742	1,651	5.5%
Total GWh Sources	6,804	6,356	7.0%		18,494	17,694	4.5%

Owned MW Capacity(c)
Summer					1,080	1,076
Winter					1,173	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	13	4	225.0%		2,526	2,534	(0.3%)
Cooling Degree Days	894	746	19.8%		1,347	990	36.1%

Variance from Normal
Heating Degree Days	(73.2%)	(93.5%)			(18.1%)	(16.0%)
Cooling Degree Days	14.4%	(9.3%)			19.9%	(19.7%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2024	2023	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,569	2,420	6.2%		7,067	6,760	4.5%
General Service	2,369	2,313	2.4%		6,244	6,113	2.1%
Industrial	2,416	2,396	0.8%		7,207	7,233	(0.4%)
Other Energy Sales	13	16	(18.8%)		43	49	(12.2%)
Unbilled Sales	(58)	(165)	64.8%		(347)	(742)	53.2%
Total Retail Sales	7,309	6,980	4.7%	3.4%	20,214	19,413	4.1%	2.3%
Wholesale and Other	1,241	1,546	(19.7%)		3,327	3,390	(1.9%)
Total Electric Sales – Duke Energy Indiana	8,550	8,526	0.3%		23,541	22,803	3.2%

Average Number of Customers
Residential	797,652	783,143	1.9%		794,508	780,064	1.9%
General Service	106,385	105,764	0.6%		106,271	105,514	0.7%
Industrial	2,628	2,647	(0.7%)		2,632	2,649	(0.6%)
Other Energy Sales	3,778	3,892	(2.9%)		3,808	3,919	(2.8%)
Total Retail Customers	910,443	895,446	1.7%		907,219	892,146	1.7%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	910,447	895,450	1.7%		907,223	892,150	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,365	3,977	9.8%		11,341	9,736	16.5%
Hydro	70	105	(33.3%)		208	291	(28.5%)
Natural Gas and Oil	1,598	1,308	22.2%		4,030	3,380	19.2%
Renewable Energy	8	9	(11.1%)		23	23	—%
Total Generation(d)	6,041	5,399	11.9%		15,602	13,430	16.2%
Purchased Power and Net Interchange(e)	3,132	4,031	(22.3%)		9,907	11,393	(13.0%)
Total Sources of Energy	9,173	9,430	(2.7%)		25,509	24,823	2.8%
Less: Line Loss and Other	623	904	(31.1%)		1,968	2,020	(2.6%)
Total GWh Sources	8,550	8,526	0.3%		23,541	22,803	3.2%

Owned MW Capacity(c)
Summer					6,304	6,306
Winter					6,783	6,749

Heating and Cooling Degree Days
Actual
Heating Degree Days	18	9	100.0%		2,695	2,779	(3.0%)
Cooling Degree Days	801	742	8.0%		1,238	1,039	19.2%

Variance from Normal
Heating Degree Days	(68.8%)	(86.8%)			(19.1%)	(17.4%)
Cooling Degree Days	5.1%	(11.9%)			12.6%	(17.5%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2024

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Inc. (Dec.)	2024	2023	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	162,163,516	143,224,608	13.2%	453,695,306	426,926,457	6.3%
Duke Energy Midwest LDC throughput (Mcf)(a)	9,607,415	9,745,709	(1.4%)	55,774,760	55,298,840	0.9%

Average Number of Customers – Piedmont Natural Gas
Residential	1,070,213	1,051,853	1.7%	1,071,704	1,054,372	1.6%
Commercial	107,481	106,689	0.7%	108,047	107,111	0.9%
Industrial	939	953	(1.5%)	942	954	(1.3%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,178,652	1,159,514	1.7%	1,180,712	1,162,456	1.6%

Average Number of Customers – Duke Energy Midwest
Residential	520,087	516,099	0.8%	522,087	517,656	0.9%
General Service	33,221	33,193	0.1%	34,234	34,222	—%
Industrial	2,189	1,784	22.7%	2,210	1,744	26.7%
Other	118	116	1.7%	117	116	0.9%
Total Average Number of Gas Customers – Duke Energy Midwest	555,615	551,192	0.8%	558,648	553,738	0.9%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.